UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Nabi Biopharmaceuticals

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

5800 Park of Commerce Boulevard, N.W.

Boca Raton, Florida 33487

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2003

The Annual Meeting of Stockholders of Nabi Biopharmaceuticals will be held on Friday, May 16, 2003 at 10:00 A.M., Eastern Daylight Savings Time, at the Embassy Suites Hotel, 661 Northwest 53rd Street, Boca Raton, Florida, for the following purposes:

1.	To elect a Board of Directors;

2.	To approve an amendment to the Company’s 2000 Employee Stock Purchase Plan; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on April 7, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

The annual report of Nabi Biopharmaceuticals for the year 2002 is enclosed.

Stockholders of record may vote their proxies by signing, dating and returning the enclosed Proxy Card, by calling the toll-free number listed on the enclosed Proxy Card or by accessing the Internet web site listed on the enclosed Proxy Card. If your shares are held in the name of a bank or broker, you may be able to vote by telephone or the Internet. Please follow the instructions on the form you receive from your bank or broker. The method by which you decide to vote will not limit your right to vote at the Annual Meeting. If you later decide to attend the Annual Meeting in person, you may vote your shares even if you have submitted a proxy by mail, telephone or the Internet. If your shares are held in the name of a bank or broker, however, you must obtain a legal proxy from the bank or broker in order to vote your shares at the Annual Meeting.

By order of the Board of Directors,

Constantine Alexander

Secretary

April 17, 2003

5800 Park of Commerce Boulevard, N.W.

Boca Raton, Florida 33487

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2003

This Proxy Statement and the accompanying Proxy Card are being furnished in connection with the solicitation of proxies by the Board of Directors of Nabi Biopharmaceuticals, a Delaware corporation (the “Company”), from holders of the Company’s outstanding shares of common stock, par value $.10 per share (the “Common Stock”), for the Annual Meeting of Stockholders to be held on Friday, May 16, 2003 (the “Annual Meeting”).

The Company’s principal executive offices are located at 5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487. The Company first mailed this Proxy Statement to its stockholders on or about April 17, 2003.

VOTING AT THE ANNUAL MEETING

Stockholders of record at the close of business on April 7, 2003 are entitled to notice of and to vote at the Annual Meeting. On that date, there were outstanding and entitled to vote 38,631,378 shares of Common Stock. All of such shares are entitled to vote on all matters which properly come before the Annual Meeting, and each stockholder will be entitled to one vote for each such share held of record.

Each proxy that is properly received, whether by mail, telephone or the Internet, prior to the Annual Meeting will, unless revoked, be voted in accordance with the instructions relating thereto. If no instruction is indicated, the shares will be voted (i) for the election of the nominees for director listed in this Proxy Statement and (ii) for the approval of the amendment to the Company’s 2000 Employee Stock Purchase Plan described in this Proxy Statement. You may revoke your proxy at any time before it is exercised by submitting a proxy by mail, telephone or the Internet on a later date, by delivering a written notice of revocation to the Secretary of the Company, or by attending the Annual Meeting and voting in person.

A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of Common Stock of the Company, represented in person or by proxy, will constitute a quorum. The inspector of election appointed for the Annual Meeting will determine whether or not a quorum is present at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election. Under certain circumstances, a broker or other nominee may have discretionary authority to vote certain shares of Common Stock if instructions have not been received from the beneficial owner or other person entitled to vote. The inspector of election will treat directions to withhold authority, abstentions, and broker non-votes as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes occur when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker or other nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s by-laws provide that it shall have one or more directors, the number of directors to be determined from time to time by vote of a majority of directors then in office. The Board of Directors has fixed the number of directors at eight. All of the nominees are currently serving as directors of the Company.

Directors will be elected by a plurality of votes cast. Directions to withhold authority and broker non-votes will have no effect on the election of directors. Your proxy will confer discretionary authority to vote on the election of any person to serve as a director if a nominee named herein is unable to serve or for good cause will not serve. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.

Each of the following directors has been nominated for reelection at the Annual Meeting.

David L. Castaldi, age 63, has been a director of the Company since July 1994. He is currently an independent consultant. He was Chancellor and Chief Financial Officer of the Roman Catholic Archdiocese of Boston in 2001. From August 1998 to December 1999, he was Chief Executive Officer of Cadent Medical Corp., a medical device company that he co-founded. Mr. Castaldi was Chairman of the Board of Cadent from October 1996 until Cadent was acquired by Cardiac Science Corp. in July 2000. From August 1996 to August 1998, he was Chairman of the Board and Chief Executive Officer of Biolink Corporation, a medical device company. Mr. Castaldi also serves on the board of directors of Embrex, Inc.

Geoffrey F. Cox, Ph.D., age 59, has been a director of the Company since December 2000. He has been Chairman and Chief Executive Officer of GTC Biotherapeutics, Inc., a biopharmaceutical company, since July 2001. From November 1997 to July 2001, he was Chairman of the Board and Chief Executive Officer of Aronex Pharmaceuticals, Inc., a biotechnology company. From 1984 to November 1997, he was employed by Genzyme Corporation, a biotechnology company, serving most recently as its Executive Vice President, Operations. Dr. Cox also serves on the board of directors of GTC Biotherapeutics, Inc.

George W. Ebright, age 64, has been a director of the Company since November 1995. Until he retired in December 1994, Mr. Ebright was Chairman of the Board of Cytogen Corporation, a biopharmaceutical company, which he joined in February 1989 as President, Chief Executive Officer, and a director. For 26 years prior to 1989, he held various management positions at SmithKline Beecham Corporation, a pharmaceutical company, including President and Chief Operating Officer from 1987 to 1989. Mr. Ebright also serves on the boards of directors of West Pharmaceutical Services, Inc. and Arrow International, Inc.

David J. Gury, age 64, has served as Chairman of the Board and Chief Executive Officer since November 2002. Previously, from April 1992 to November 2002, he served as Chairman of the Board, President, and Chief Executive Officer. From May 1984 to April 1992, Mr. Gury served as President and Chief Operating Officer. Mr. Gury has been a director of Nabi Biopharmaceuticals since 1984. Mr. Gury began his career at Abbott Laboratories and served in a variety of staff operations and executive capacities at Abbott Laboratories and a spin-off company, Alpha Therapeutic Products, until he joined the Company in 1984.

Richard A. Harvey, Jr., age 53, has been a director of the Company since 1992. He has been President of Stonebridge Associates, LLC, an investment banking firm, since January 1996.

Linda Jenckes, age 55, has been a director of the Company since 1997. Ms. Jenckes has been President of Linda Jenckes & Associates, a government relations consulting firm that she founded, since 1995. Ms. Jenckes also serves on the boards of directors of the National Multiple Sclerosis Society and the National Polycystic Kidney Disease Research Foundation.

Thomas H. McLain, age 45 has served as President and Chief Operating Officer since November 2002. Previously, from April 2001 to November 2002, he served as Executive Vice President and Chief Operating Officer. From 1998 to April 2001, Mr. McLain served as Senior Vice President, Corporate Services and Chief Financial Officer. From 1988 to 1998, Mr. McLain was employed by Bausch & Lomb, Inc., a global eye care company, where, as Staff Vice President, Business Process Reengineering, he led a cross-functional team to restructure the global finance and purchasing organizations. During his tenure with Bauch & Lomb, Mr. McLain held various positions of increasing responsibility, including Staff Vice President, Accounting and Reporting, and Assistant Corporate Controller. Before joining Bausch & Lomb, Mr. McLain practiced with the accounting firm of Ernst & Young LLP.

Stephen G. Sudovar, age 56, has been a director of the Company since January 2002. He has been President and Chief Executive Officer of EluSys Therapeutics, Inc., a biopharmaceutical company, since September 1999. From 1988 to August 1999, he was President of Roche Laboratories, a global healthcare company. Mr. Sudovar also serves on the board of directors of Atherogenics, Inc.

Information Regarding Board of Directors and Committees

The Board of Directors of the Company, which held seven meetings in 2002, has formed the following standing committees.

(1)	The Audit Committee, currently consisting of Mr. Castaldi, Dr. Cox, and Ms. Jenckes, the function of which is to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee met seven times in 2002.

(2)	The Compensation Committee, currently consisting of Messrs. Ebright and Sudovar, the function of which is to establish the Company’s executive officer compensation policies and to administer such policies. The Compensation Committee met five times in 2002.

During the last full fiscal year, each incumbent director of the Company attended at least 75% of the aggregate of (i) all meetings of the Board of Directors held during the period for which he or she has been a director and (ii) all meetings of all committees of the Board on which he or she served during the periods that he or she served.

There are no family relationships among any of the directors or executive officers of the Company.

Director Compensation

Each non-employee director receives an annual retainer of $15,000 plus a fee of $500 for each meeting of the Board or any committee thereof attended by the director (except for meetings attended by conference telephone, in which case the fee is $100). Fees are paid for attendance at committee meetings even if they are scheduled in connection with Board meetings. Pursuant to the Company’s Stock Plan for Non-Employee Directors, each non-employee director may elect to be paid his or her annual retainer, in whole or in part, in shares of Common Stock in lieu of cash. Also, directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board or any committee thereof.

Under the Company’s Stock Plan for Non-Employee Directors, any non-employee director elected to office at a special meeting of stockholders or by the Board of Directors since the last annual meeting is entitled to receive an option to purchase shares of Common Stock. In addition, on the date of each annual meeting of stockholders, each non-employee director continuing in office is entitled to receive an option to purchase shares of Common Stock. The number of shares underlying such options is determined by the Board of Directors in its sole discretion. Unless the Board of Directors otherwise determines, each such option becomes exercisable to the full extent of all shares covered thereby six months after the date of the grant.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2000 EMPLOYEE

STOCK PURCHASE PLAN

The Company’s 2000 Employee Stock Purchase Plan, as amended (the “ESPP”), was adopted by the Board of Directors in March 2000 and approved by the shareholders in May 2000. The Board of Directors subsequently amended the ESPP, by means of a First Amendment, effective May 31, 2000, and a Second Amendment, effective June 1, 2001. The ESPP provides employees of the Company an opportunity to acquire a proprietary interest in the Company through purchases of Common Stock. Under the ESPP, each participant is deemed to have been granted an option to purchase as many shares of Common Stock as can be purchased with the payroll deductions that are credited to his or her account during each six-month offering period. The option is deemed to have been exercised automatically at the end of each offering period, unless the participant gives written notice of withdrawal to the Company or his or her employment with the Company terminates before then. A total of 500,000 shares of Common Stock have been authorized for issuance under the ESPP to date.

Proposed Amendment to ESPP

On February 13, 2003, the Board of Directors approved an amendment to the ESPP to increase the aggregate number of shares authorized for issuance thereunder by 500,000 shares, bringing the total number of shares authorized for issuance under the ESPP to 1,000,000 shares. Proposal 2 seeks shareholder approval of this amendment.

The Board considers the increase in shares necessary to meet the Company’s current needs. As of April 7, 2003, 323,915 shares of Common Stock had been issued under the ESPP, leaving only 176,085 shares of Common Stock available for future purchases under the ESPP. The Board believes that the ESPP is an important component of the Company’s benefits program that is intended to provide a broad base of employees with an incentive to work for the success of the Company and to participate in that success through the acquisition of the Company’s Common Stock. As of March 28, 2003, approximately 276 or 41% of the Company’s eligible employees were participating in the ESPP.

Vote Required

Under the ESPP, the affirmative vote of a majority of the shares of Common Stock issued, outstanding, and entitled to vote will be required to approve the amendment to the ESPP. Abstentions and broker non-votes will have the same effect as votes against the proposed amendment to the ESPP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

The essential provisions of the ESPP are outlined below. A copy of the ESPP is included as Appendix A to this Proxy Statement.

Administration

The ESPP is administered by the Company’s President or the President’s designee (the “Administrator”).

Eligibility

Only employees may participate in the ESPP. No employee will be eligible to participate in the ESPP if (i) immediately after the grant of an option, the employee would own stock or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the

Company, or (ii) the grant of the option would permit the participant’s rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time. As of December 1, 2002 (the last enrollment date), there were approximately 702 employees eligible to participate in the ESPP, of whom approximately 290 were participants.

Offering Periods

There is generally one offering under the ESPP during each six month period. Currently, offering periods are June 1 through November 30 and December 1 through May 31. The current offering will end on May 31, 2003. The offering periods shall continue until the ESPP is terminated. The first day of an offering period is referred to as the “Offering Commencement Date.” The last day of an offering period is referred to as the “Offering Termination Date.”

Purchase Price

The purchase price per share at which shares will be sold in any offering under the ESPP is the lower of 85% of the last sale price of Common Stock on the Nasdaq National Market on (i) the day immediately prior to the Offering Commencement Date or (ii) the day immediately prior to the Offering Termination Date or, in either case, if no trading occurred in the Common Stock on the Nasdaq National Market on such date, then the next prior business day on which trading occurred in the Common Stock on the Nasdaq National Market.

Payment of Purchase Price

The purchase price of the shares is accumulated by payroll deductions over the offering period. The ESPP provides that the aggregate of all payroll deductions made with respect to a single offering period for an eligible employee shall not be less than $5 or more than 10% of the employee’s base pay earned during the offering period. Such restrictions will apply until the Administrator takes action to amend these restrictions. A participant may discontinue his or her participation in the ESPP during the offering period, and he or she may alter the rate of payroll deductions one time during the offering period.

All payroll deductions made for a participant are credited to the participant’s account under the ESPP and are included with the general funds of the Company. Funds received upon sales of stock under the ESPP are used for general corporate purposes.

Withdrawal

A participant may terminate his or her interest in a given offering by giving written notice to the Company at any time up to a date prior to the Offering Termination Date designated by the Administrator. Upon notice of withdrawal, all of the participant’s payroll deductions for the offering will be paid promptly without interest, and no further payroll deductions will be made. A participant who withdraws from an offering cannot participate again in that offering, but can participate in any other offering for which he or she is eligible.

Termination of Employment

Termination of a participant’s employment for any reason other than death cancels his or her participation in the ESPP immediately. In such event the payroll deductions credited to the participant’s account will be returned to the participant without interest.

Upon termination of a participant’s employment because of death, the participant’s beneficiary will have the right to elect, by written notice given to the Company within the 30-day period commencing with the date of the death of the participant, either (i) to withdraw all of the payroll deductions credited to the participant’s account under the ESPP, or (ii) to exercise the participant’s option on the Offering Termination Date for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his or her account will purchase at the applicable option price. In the event that no written notice of election is received by the Company, the beneficiary will be deemed to have elected to withdraw the accumulated payroll deductions credited to the participant’s account at the date of the participant’s death and such amount will be paid promptly to the beneficiary without interest.

Capital Changes

If the Company subdivides or reclassifies Common Stock which has been or may be optioned under the ESPP, or declares any dividend payable in shares of Common Stock, or takes any other action of a similar nature affecting such stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and with respect to any individual participant) will be adjusted accordingly and, in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to the option and the option price per share shall be adjusted to the extent determined by the Board of Directors, upon the recommendation of the Administrator, to be necessary to preserve unimpaired and undiluted the rights of the holder of such option.

Effect of Merger, Consolidation, Sale, or Transfer

In the event of a merger or consolidation to which the Company is a party (other than a merger or consolidation in which shareholders of the Company immediately prior to the merger or consolidation shall immediately following the merger or consolidation own securities in the surviving or resulting corporation having the right to cast more than 50% of the votes necessary to elect a majority of the directors of the surviving or resulting corporation), or in the event of a sale or transfer of all or substantially all of the Company’s assets, the ESPP shall terminate and the date of such merger, consolidation, sale or transfer shall be the Offering Termination Date for the offering period within which such event occurs. To the extent of payroll deductions credited to each participant’s account on the Offering Termination Date, the holder of each option then outstanding shall be deemed to have exercised the option and shall be entitled to receive, as nearly as reasonably may be determined, the securities or property to which a holder of Common Stock was entitled immediately prior to the merger, consolidation, sale, or transfer.

Amendment and Termination of ESPP

The Board of Directors or the Company’s Chief Executive Officer may at any time amend the ESPP; provided, however, that neither the Board nor the Chief Executive Officer may make any change in any option previously granted which would adversely affect the rights of any participant. No amendment may be made without prior approval of the holders of a majority of the shares of Common Stock issued, outstanding, and entitled to vote if such amendment would (i) require the sale of more shares of Common Stock than are authorized under the ESPP, or (ii) permit payroll deductions at a rate in excess of 10% of a participant’s base pay.

The ESPP shall terminate on the Offering Termination Date on which the number of shares for which options are exercised exceeds the number of shares available for the offering. The Board of Directors may at any other time terminate the ESPP.

Tax Information

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Under these provisions, a participant will not be deemed to have income subject to taxation as a result of the receipt of the shares purchased under the ESPP until such shares are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the Offering Commencement Date, the participant will recognize, for the taxable year in which such sale or disposition occurs, ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) the excess of the fair market value of the shares as of the Offering Commencement Date over the option price. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. A limited exception to the holding period treatment applies in the event of the participant’s death prior to the end of the holding period. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income recognized by the participants upon a sale or disposition of shares prior to the expiration of the holding period described above and subject to the limitation on deductibility set forth in Section 162(m) of the Code.

The foregoing is only a summary of the effect of federal income tax laws upon the participant and the Company with respect to the shares purchased under the ESPP. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

Participation in ESPP

Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her respective determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. The following table sets forth information with respect to the shares purchased during the last fiscal year by (i) the executive officers named in the Summary Compensation Table below, (ii) all current executive officers as a group, and (iii) all other employees as a group who participated in the ESPP. Directors who are not employees are not eligible to participate in the ESPP.

Name (or Group) and Position	Number of Shares Purchased	Dollar Value(1)
David J. Gury Chairman of the Board and Chief Executive Officer	5,207	$4,588
Thomas H. McLain President and Chief Operating Officer	5,207	$4,588
Robert B. Naso, Ph.D. Senior Vice President, Quality, Regulatory and Product Development	2,125	$1,871
Mark L. Smith Senior Vice President, Finance, Chief Financial Officer, Chief Accounting Officer, and Treasurer	3,846	$3,388
C. Thomas Johns Senior Vice President, Manufacturing Operations	1,182	$1,041
All current participating executive officers as a group (6 persons)	17,956	$15,821
All other employees as a group (279 persons)	98,984	$87,207

(1)	Market value on the date of purchase, minus the purchase price under the ESPP.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity securities of the Company have been authorized for issuance under the ESPP, the 1990 Equity Incentive Plan, the 1998 Non-Qualified Employee Stock Option Plan, the 2000 Equity Incentive Plan, the Stock Option Plan for Non-Employee Directors, and the other compensation arrangements described below.

The following table provides information with respect to these compensation plans as of December 28, 2002.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	3,881,531		$7.15	809,726	(1)
Equity compensation plans not approved by security holders	4,151,542	(2)	$5.91	2,699,357
Total	8,033,073		$6.51	3,509,083

(1)	Includes 176,085 shares available for purchase under the ESPP.
(2)	Excludes 87,830 shares to be issued upon exercise of outstanding options that were assumed in connection with the acquisition of Univax Corporation. These options have a weighted average exercise price of $7.81 per share.

1998 Non-Qualified Employee Stock Option Plan

The Board has adopted the 1998 Non-Qualified Employee Stock Option Plan (the “1998 Plan”), which provides for the award of up to 7,400,000 shares of Common Stock in the form of non-qualified stock options. The 1998 Plan has not been approved by the Company’s stockholders. The number of shares to be issued upon exercise of outstanding options and remaining available for future issuance under the 1998 Plan is subject to adjustment in the event of a stock dividend, stock split or combination of shares, recapitalization, or other change in the Company’s capital stock, as described in the 1998 Plan.

Persons eligible to receive awards under the 1998 Plan include all employees, consultants and advisors of the Company who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its subsidiaries. Directors and officers of the Company are not eligible to receive awards under the 1998 Plan.

The exercise price of options granted under the 1998 Plan may not be less than the par value of the Company’s Common Stock. The expiration date of options granted under the 1998 Plan may not be more than ten years after the date of grant.

Options granted under the 1998 Plan generally have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. Options generally become exercisable in four equal annual installments beginning one year after the date of grant and expire ten years after the date of grant. If an optionee’s employment or service with the Company terminates for any reason other than by death, options that are not then exercisable generally terminate immediately, but options that are exercisable on the date that employment or service terminates generally continue to be exercisable for a period of 90 days or such longer period as the Board may determine, but in no event beyond the expiration date.

In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of the Company’s Common Stock are exchanged for securities, cash, or other property of any other business entity or in the event of a liquidation of the Company, the Board may, in its discretion, (i) provide that outstanding options shall be assumed or replaced, (ii) provide that all unexercised options will terminate within a specified period, (iii) provide for a cash payment in exchange for the termination of outstanding options, or (iv) provide that outstanding options shall become exercisable in full immediately prior to such event.

As of December 28, 2002, there were options to purchase an aggregate of 4,008,209 shares of Common Stock outstanding under the 1998 Plan and an aggregate of 2,699,357 shares of Common Stock available for future issuance under the 1998 Plan.

Other Compensation Arrangements

In May 1998, the Company issued options to purchase 2,500 shares of Common Stock to each non-employee director, of which options to purchase an aggregate of 10,000 shares of Common Stock were outstanding as of December 28, 2002. The options have an exercise price of $3.63 and expire in May 2003.

In July 2000, the Company issued a warrant to purchase 133,333 shares of Common Stock to its agent in connection with the private placement of common stock for which the Company realized $9.3 million, net of issuance costs. The warrant has an exercise price of $7.50 and expires in July 2005.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table contains information concerning the compensation of the Chief Executive Officer and certain other highly compensated executive officers for each of the Company’s last three completed fiscal years (such executive officers, including the Chief Executive Officer, are sometimes collectively referred to in this Proxy Statement as the “Named Executive Officers”).

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)
David J. Gury Chairman of the Board and Chief Executive Officer	2002 2001 2000	483,000 476,808 454,615	384,854 900,302 77,900	31,767 16,419 17,902	(3) (3) (3)	130,945 185,300 195,067	35,462 52,862 52,862	(4)

Thomas H. McLain President and Chief Operating Officer	2002	274,615	225,494	—		62,336	30,180	(4)
	2001	252,192	419,965	—		191,100	20,580
	2000	205,135	36,902	—		78,356	15,580

Robert B. Naso, Ph.D. Senior Vice President, Quality, Regulatory and Product Development	2002 2001 2000	269,135 250,419 236,827	124,388 197,662 42,300	— — —		46,923 83,000 148,811	8,774 12,774 12,774	(4)

Mark L. Smith(5) Senior Vice President, Finance, Chief Financial Officer, Chief Accounting Officer, and Treasurer	2002	208,673	118,910	—		35,314	8,180	(4)
	2001	191,665	155,925	—		90,230	9,580
	2000	—	—	—		—	—

C. Thomas Johns(6) Senior Vice President Manufacturing Operations	2002 2001 2000	190,590 167,615 —	89,426 262,188 —	— — —		33,823 20,676 —	20,774 9,814 —	(4)

(1)	Includes for certain individuals accrued unused vacation reimbursements that were paid in cash.

(2)	Includes bonuses accrued or earned in each year whether or not such bonuses were paid in that year.

(3)	Consists of reimbursements to Mr. Gury for payment of tax on life insurance premiums.

(4)	Includes premiums for life insurance in the amounts of $27,462, $180, $180, $774, and $774 paid by the Company on behalf of, respectively, Messrs. Gury, McLain, Smith, Johns, and Dr. Naso during 2002. Also includes contributions made by the Company under its 401(k) plan in the amount of $8,000 each on behalf of Messrs. Gury, McLain, Smith, Johns, and Dr. Naso during 2002. Also includes premiums for split dollar life insurance contributions under the Company’s Supplemental Executive Retirement Program in the amounts of (i) $22,000 on behalf of Mr. McLain and (ii) $12,000 on behalf of Mr. Johns during 2002, which premium payments are recoverable by the Company in the event of the employee’s termination of employment or death.

(5)	Mr. Smith became an executive officer in 2001.

(6)	Mr. Johns became an executive officer in 2001.

Option/SAR Grants in Last Fiscal Year

The following table contains information concerning individual grants of stock options made during the Company’s last completed fiscal year to each of the Named Executive Officers. To date, the Company has not granted stock appreciation rights.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms
Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted To Employees in Fiscal Year	Exercise Price($/sh)	Expiration Date	5%($)	10%($)
David J. Gury(2)	130,945	9.24%	9.24	02/04/12	760,920	1,928,320
Thomas H. McLain(3)	62,336	4.39%	9.24	02/04/12	362,234	917,971
Robert B. Naso, Ph.D.(3)	46,923	3.31%	9.24	02/04/12	272,669	690,996
Mark L. Smith(3)	35,314	2.49%	9.24	02/04/12	205,209	520,041
C. Thomas Johns(3)	33,823	2.39%	9.24	02/04/12	196,545	498,084

(1)	All options granted in 2002 become exercisable in four equal annual installments beginning one year from the date of grant. The Compensation Committee may at any time accelerate the exercisability of any option. In addition, in the event of a change in control of the Company, the Compensation Committee may take such actions with respect to the options as it considers equitable and in the best interests of the Company.

(2)	Under the terms of his change of control agreement, all of Mr. Gury’s non-vested options will immediately vest and be exercisable for the full term of such options if his employment is terminated in connection with a change of control. Under the terms of his employment agreement, if Mr. Gury is terminated without cause, 50% of his non-vested options will immediately vest and be exercisable for a period of three years, but in no event later than the original option expiration date(s).

(3)	Under the terms of their employment agreements, if any of Messrs. McLain, Johns, Smith and Dr. Naso is terminated without cause, all of his non-vested options will immediately vest and be exercisable for one year following his termination date, but in no event later than the original option expiration date(s). Under the terms of their change of control agreements, if the employment of any of Messrs. McLain, Johns, Smith and Dr. Naso is terminated in connection with a change of control, all of his non-vested options will immediately vest and be exercisable for specified periods, but in no event later than the original option expiration date(s).

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table contains information concerning exercises of stock options during the Company’s last completed fiscal year by the Named Executive Officers and the fiscal year-end value of unexercised options, provided on an aggregated basis.

			Number of Securities Underlying Unexercised Options at December 28, 2002(#)	Value of Unexercised In-the-Money Options at December 28, 2002($)
Name	Shares Acquired on Exercise(#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable(1)
David J. Gury.	60,000	156,000	947,331/389,604	1,303,313/178,675
Thomas H. McLain	—	—	220,528/246,264	460,738/166,494
Robert B. Naso, Ph.D.	—	—	292,746/201,079	412,557/215,238
Mark L. Smith	—	—	83,472/93,903	51,293/84,908
C. Thomas Johns	—	—	47,749/68,058	76,810/52,294

(1)	Calculated using the difference between the option exercise price and $6.26, the closing price of the Company’s Common Stock on the Nasdaq National Market (“Nasdaq”) on December 27, 2002. The closing price of the Company’s Common Stock on Nasdaq on April 7, 2002 was $6.22.

Employment Agreements

The Company has employment agreements with each of the Named Executive Officers. The employment agreement with Mr. Johns, effective as of October 1, 2001, expires on September 30, 2004. The employment agreement with Mr. Smith, effective as of April 1, 2001, expires on March 31, 2004. The employment agreement with Mr. McLain, effective as of April 1, 2001, expires on March 31, 2004. The employment agreement with Dr. Naso, effective as of August 1, 2001, expires on July 31, 2004. As of December 28, 2002, the salaries paid under the employment agreements with Messrs. Johns, Smith, McLain and Dr. Naso (collectively, the “Executive Employment Agreements”) were $184,765, $235,000, $280,000 and $257,000 per year, respectively. Such salaries are subject to discretionary annual increases as determined by the Compensation Committee. Under the Executive Employment Agreements, each of the executive officers is eligible to participate in the Company’s fringe benefit programs and is entitled to receive such bonus or other additional compensation as determined by the Compensation Committee. In addition, Messrs. Johns, Smith, McLain and Dr. Naso are entitled to receive a monthly automobile allowance. Each of the Executive Employment Agreements provides that it may be terminated by either the employee or the Company prior to the expiration of its term; however, if any of Messrs. Johns, Smith, McLain and Dr. Naso is terminated without cause, of if any of them gives notice of termination within 30 days after the expiration of the employment period and the Company had not offered to renew the agreement on terms no less favorable to him than the terms then in effect, he is entitled to receive (i) severance pay of 12 months of his base salary as in effect at the time of such termination, (ii) pro rated bonus compensation, (iii) continued fringe benefits for a 12-month period, and (iv) immediate vesting of all of his non-vested stock options, which will be exercisable for one year past the termination date, but in no event later than the original option expiration date(s). Each of the Executive Employment Agreements provides that the employee will not compete with the Company for a period of one year after his employment terminates.

Mr. Gury’s employment agreement was effective as of January 1, 1993, and automatically continues for successive one-year terms on January 1 of each year unless at least 180 days prior written notice of termination is given by either Mr. Gury or the Company. As of December 28, 2002, Mr. Gury’s base salary under his employment agreement was $483,000 per year. Such salary is subject to discretionary annual increases as determined by the Compensation Committee. Mr. Gury is entitled to participate in bonus plans maintained by the Company for senior executives and may receive additional bonuses at the discretion of the Compensation Committee. His employment agreement also provides that Mr. Gury shall receive other specified benefits. The Company may terminate Mr. Gury’s employment at any time during the term of his employment agreement (including any automatic extension thereof). If the termination is without cause, for a period of three years Mr. Gury will be entitled to receive each year an amount equal to his salary at the time of termination plus his average bonus for the last three fiscal years. In addition, 50% of Mr. Gury’s then unvested (i) stock options, (ii) restricted stock, and (iii) stock appreciation rights, if any, will immediately vest and, in the case of stock options and stock appreciation rights, be exercisable for a period of three years, but in no event later than the original expiration date(s). During such three-year period, Mr. Gury will continue to receive all benefits that he otherwise is entitled to receive under his employment agreement and professional outplacement services at the Company’s expense. His employment agreement also provides for severance benefits in the event that Mr. Gury terminates his employment with the Company because the Company had not offered to continue to employ him on terms no less favorable to him than those contained in Mr. Gury’s existing employment agreement. Mr. Gury’s employment agreement provides that he will not compete with the Company during any period in which he is receiving severance payments.

Change of Control Agreements

The Company has entered into change of control agreements with Messrs. Gury, McLain, Johns, Smith and Dr. Naso. Although specific rights and obligations are different under each agreement, the general terms of these agreements are similar. Each of the change of control agreements provides for severance benefits in the event that the employee’s employment terminates in connection with a change of control. Primarily, the change of control agreements provide for the payment of an amount equal to a multiple of the sum of (a) the higher of

(i) the employee’s current annual base salary or (ii) the employee’s base salary immediately prior to the change of control plus (b) the employee’s average bonuses for the three most recently ended fiscal years prior to the change of control. For Messrs. Gury, McLain, Smith and Dr. Naso, such amount is payable in a lump sum. For Mr. Gury, the multiple is three. For Mr. McLain, the multiple is two. For Mr. Smith and Dr. Naso, the multiple is one and one-half. For Mr. Johns, such amount is payable in nine equal monthly payments and the multiple is three-fourths. In addition, the change of control agreements provide for the following severance benefits: (i) the continuation of employee benefit programs for specified periods, (ii) the payment by the Company of any compensation previously deferred by the employee within five days of termination, (iii) accelerated vesting of all outstanding stock options held by the employee, which will be exercisable for specified periods, but in no event later than the original option expiration date(s), and (iv) the payment by the Company for outplacement services provided to the employee.

Comparative Stock Performance

The following graph and chart compare during the five-year period commencing December 31, 1997 and ending December 31, 2002 the annual change in the cumulative total return on the Company’s Common Stock with the NASDAQ Stock Market (U.S.) and the NASDAQ Pharmaceutical Stocks indices, assuming the investment of $100 on December 31, 1997 (at the market close) and the reinvestment of any dividends.

COMPENSATION COMMITTEE REPORT

Executive compensation levels are based on a compensation program developed by the Compensation Committee in February 1993 and modified from time to time since then.

Management Compensation Program. The Company’s Management Compensation Program (the “Program”) was developed by the Compensation Committee with the assistance of an outside compensation consultant and the Company’s Vice President of Human Resources, and incorporates the results of a study undertaken by the World At Work (formerly the American Compensation Association) of executive compensation practices. The Program, which is based upon the compensation practices of comparable companies included in the study, is founded on the following principles. First, a strong link should be developed between the achievement of organizational goals and individual compensation. Second, the Company should assure total compensation opportunities that are above comparable companies when the Company’s performance is superior to theirs and below such comparators if the Company’s performance is inferior to theirs. Third, the Company’s compensation program should allow it to attract and retain individuals whose performance will enhance stockholder value of the Company.

The Company uses a comparator group of companies in the pharmaceutical/healthcare industry (the “Comparator Group”) to serve as the basis for determining the appropriate cash element of the Program (base salary and annual bonus). The companies in the Comparator Group are selected by the Compensation Committee with the assistance of an outside compensation consultant from the pharmaceutical/healthcare industry based on their comparability to the Company as determined by factors such as total revenue, market capitalization, return on equity, and business focus.

Base salary, annual bonus, and equity incentive compensation, the three components of the executive officers’ compensation, including the Chief Executive Officer’s compensation, provided under the Program for 2002, are discussed below. Base salaries and equity incentive compensation for 2002 were established by the Compensation Committee in early 2002 based on prior years’ performance and the additional factors discussed below.

Base Salary.    The Compensation Committee sets base salaries, including the Chief Executive Officer’s base salary, after a structured annual review with input from the Chief Executive Officer regarding the other executive officers. This annual review includes an examination of base salary levels of the Comparator Group to determine whether the Company’s salary levels are in line with median salary levels of the Comparator Group. Base salary decisions are made after a review of three equally weighted criteria: (i) performance relative to corporate budgets, (ii) performance on specific projects, and (iii) management attributes/skills performance.

Annual Bonus.    Annual cash bonuses, including the Chief Executive Officer’s annual bonus, are provided to reward the attainment of planned operating goals based on revenue and profitability (pretax income as a percentage of revenue) and specified individual goals, with increased bonus amounts when performance is above planned operating goals. The Compensation Committee attempts to establish potential bonus amounts at levels consistent with those used by the Comparator Group. For 2002, the Chief Executive Officer and the President and Chief Operating Officer were eligible to receive threshold bonuses of 41.5% of their base salaries and the other executive officers were eligible to receive threshold bonuses of 27.5% of their base salaries if revenue and profitability were at least 50% of goals and other identified operating goals were achieved. If revenue and profitability were at least 300% of goals, the Chief Executive Officer and the President and Chief Operating Officer were eligible to receive maximum bonuses of up to 249% of their base salaries and the other executive officers were eligible to receive maximum bonuses of up to 165% of their base salaries.

Equity Incentive Compensation.    The long-term performance-based compensation of executive officers, including long-term performance-based compensation of the Chief Executive Officer, takes the form of option awards under the Company’s stock option plans. The Compensation Committee believes that this equity-based compensation ensures that the Company’s executive officers, including the Chief Executive Officer, have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to the market price of the Common Stock at the time of the grant. Accordingly, stock options will have value only if the Company’s stock price increases from the price on the date of grant. Vesting is used to encourage employees to remain with the Company. In 2002, the Compensation Committee approved the issuance of options to the executive officers, including the Chief Executive Officer, in order to provide them with a continuing incentive to perform and to further align their interests with those of the Company’s stockholders. The Compensation Committee considered options already held when granting new awards in 2002.

Other Compensation.    The Compensation Committee is authorized to make discretionary compensation awards from time to time, including restricted stock awards.

Chief Executive Officer Compensation.    Mr. Gury’s base salary for 2002 was established in accordance with the general guidelines above. Mr. Gury’s annual bonus for 2002 was based on the achievement of certain revenue and profitability (pretax income as a percentage of revenue) targets and achievement of certain identified operating goals. An annual stock option grant was made to Mr. Gury in accordance with certain criteria including an assessment of the overall market competitiveness of Mr. Gury’s total compensation and an allocation of stock options using a compensation-based formula.

Respectfully submitted by,

The Compensation Committee

Stephen G. Sudovar, Chairman

George W. Ebright

AUDIT COMMITTEE REPORT

The Company’s Audit Committee is composed of three directors, all of whom are independent as defined in the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a Charter recommended by the Audit Committee and approved by the Board of Directors. A copy of the Charter is included as Appendix B to this Proxy Statement. A summary of the Audit Committee’s function can be found on page 3 of this Proxy Statement.

Management is responsible for the Company’s financial statements and financial reporting process, including the Company’s internal controls. The Company’s principal independent public accountants, Ernst & Young LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. While the Audit Committee is responsible for overseeing these processes, it does not prepare or audit the Company’s financial statements or certify that they are complete or accurate.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 28, 2002 with management and the Company’s independent public accountants.

The Audit Committee has met with Ernst & Young LLP, with and without management present, and discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, which includes, among other items, matters relating to the conduct of an audit of financial statements. The Audit Committee also has discussed with Ernst & Young LLP its independence and has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Furthermore, the Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP for the fiscal year ended December 28, 2002 is compatible with maintaining Ernst & Young LLP’s independence.

In reliance upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2002. The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s principal independent public accountants for the current fiscal year.

Respectfully submitted by,

The Audit Committee

David L. Castaldi, Chairman

Geoffrey F. Cox, Ph.D.

Linda Jenckes

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP served as the Company’s principal independent public accountants for the fiscal year ended December 28, 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following table sets forth the audit fees, audit-related fees, tax fees, and all other fees billed by Ernst & Young LLP for the Company’s last fiscal year.

Audit Fees	$288,166
Audit-Related Fees(1)	$42,785
Tax Fees(2)	$16,168
All Other Fees(3)	$15,232
Total Fees	$362,351

(1)	Includes fees billed for employee benefit plan audits and accounting consultation.
(2)	Includes fees billed for domestic and international tax consulting.
(3)	Includes fees billed for human resources consulting incurred prior to July 30, 2002.

The Audit Committee (or one or more designated members thereof) pre-approves all auditing and non-audit services (except de minimis non-audit services and auditing services within the scope of an approved engagement of the auditor) provided to the Company by the Company’s independent public accountants.

CERTAIN STOCKHOLDERS

The following table sets forth information as of April 7, 2002 (except as otherwise indicated in the notes below) with respect to (i) each director of the Company, (ii) the Named Executive Officers, (iii) executive officers and directors of the Company as a group, and (iv) each person who is known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock. Except as otherwise indicated, this information has been provided by the persons listed in the table.

Name of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Outstanding Shares Owned
Directors
David J. Gury	1,570,968	(2)	3.96%
David L. Castaldi	59,715	(3)	*
Geoffrey F. Cox, Ph.D.	29,390	(4)	*
George W. Ebright	38,450	(5)	*
Richard A. Harvey, Jr.	38,496	(6)	*
Linda Jenckes	36,747	(7)	*
Stephen G. Sudovar	17,891	(8)	*
Thomas H. McLain	354,788	(9)	*

Named Executive Officers
David J. Gury	1,570,968	(2)	3.96%
Thomas H. McLain	354,788	(9)	*
Robert B. Naso, Ph.D.	365,669	(10)	*
Mark L. Smith	125,446	(11)	*
C. Thomas Johns	105,862	(12)	*

All executive officers and directors as a group (12 Persons)	2,773,249	(13)	6.81%

More Than 5% Stockholders
Deerfield Capital, L.P. et al. 780 Third Avenue, 37th Floor New York, NY 10017	2,911,900	(14)	7.54%
Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	3,536,800	(15)	9.16%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,427,372	(16)	6.28%

*	Less than 1%.

(1)	Unless otherwise noted, the nature of beneficial ownership consists of sole voting and investment power.

(2)	Consists of (i) 396,886 shares of Common Stock owned by Mr. Gury, (ii) 126,000 shares of Common Stock owned by Mr. Gury’s immediate family and 1,500 shares held by Mr. Gury as trustee under trusts for the benefit of his children, as to which Mr. Gury disclaims beneficial ownership, and (iii) 1,046,582 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 6, 2003.

(3)	Consists of (i) 19,015 shares of Common Stock owned by Mr. Castaldi, (ii) 34,500 shares of Common Stock that may be acquired under stock options that are presently exercisable, and (iii) 6,200 shares of Common Stock owned by Mr. Castaldi’s wife and daughter, as to which Mr. Castaldi disclaims beneficial ownership.

(4)	Consists of (i) 6,890 shares of Common Stock owned by Dr. Cox and (ii) 22,500 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(5)	Consists of (i) 3,950 shares of Common Stock owned by Mr. Ebright and (ii) 34,500 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(6)	Consists of (i) 3,996 shares of Common Stock owned by Mr. Harvey and (ii) 34,500 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(7)	Consists of (i) 2,247 shares of Common Stock owned by Ms. Jenkes and (ii) 34,500 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(8)	Consists of (i) 2,891 shares of Common Stock owned by Mr. Sudovar and (ii) 15,000 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(9)	Consists of (i) 130 shares of Common Stock owned by Mr. McLain’s children, as to which Mr. McLain disclaims beneficial ownership, (ii) 40,707 shares of Common Stock jointly owned by Mr. McLain and his wife, and (iii) 313,951 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 6, 2003.

(10)	Consists of (i) 8,640 shares of Common Stock owned by Dr. Naso, and (ii) 357,029 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 6, 2003.

(11)	Consists of (i) 12,630 shares of Common Stock owned by Mr. Smith, and (ii) 112,816 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 6, 2003.

(12)	Consists of (i) 32,846 shares of Common Stock owned by Mr. Johns, and (ii) 73,016 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 6, 2003.

(13)	See notes 2-12. Also includes (i) 2,622 shares of Common Stock, and (ii) 27,205 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 6, 2003.

(14)	The information in the table and this note is derived from a Schedule 13G/A filed with the SEC on February 13, 2003 by Deerfield Capital, L.P., which shares voting and investment power over 1,630,664 shares, Deerfield Partners, L.P., which shares voting and investment power over 1,630,664 shares, Deerfield Management Company, which shares voting and investment power over 1,281,236 shares, Deerfield International Limited, which shares voting and investment power over 1,281,236 shares, and Arnold H. Snider, the president of the general partner of each of the foregoing entities, who shares voting and investment power over 2,911,900 shares.

(15)	The information in the table and this note is derived from a Schedule 13G/A filed with the SEC on February 13, 2003 by Heartland Advisors, Inc., a registered investment advisor, which has sole voting power over 761,400 shares and sole investment power over 3,536,800 shares, and William J. Nasgovitz, the president and principal shareholder of Heartland Advisors, Inc., who has sole voting power over 2,500,000 shares.

(16)	The information in the table and this note is derived from a Schedule 13G/A filed with the SEC on February 10, 2003 by Dimensional Fund Advisors Inc., a registered investment advisor. Dimensional Fund Advisors Inc. disclaims beneficial ownership of these shares.

CERTAIN TRANSACTIONS

Transactions Involving Officers and Directors

Mr. Gury, the Company’s Chairman of the Board and Chief Executive Officer, borrowed money from the Company pursuant to a one-year promissory note executed on January 1, 2001 (this note was a renewal of a previously existing note). The original principal amount of the note was $339,211, and the money was used for tax obligations. Interest on the note accrued at the applicable federal rate. During 2001 the maturity date of the note was extended. On February 23, 2002, Mr. Gury repaid the entire outstanding balance on the note.

Mr. Harvey, a director of the Company, is the President of Stonebridge Associates, LLC (“Stonebridge”), an investment banking firm. In October 2001, the Company retained Stonebridge to provide financial advisory services in connection with the Company’s corporate expansion strategy for a quarterly retainer of $150,000. In October 2002, the Company amended its agreement with Stonebridge. The amendment provides that, instead of a quarterly retainer, Stonebridge will be entitled to a monthly retainer of $30,000 plus hourly charges (subject to a maximum total monthly fee of $50,000) for October 2002 and each month thereafter. This engagement may be terminated by either party upon 30 days prior written notice. If the engagement results in transactions by the Company involving aggregate consideration paid in the transaction in excess of a specified level, Stonebridge will receive additional fees based upon the consideration paid. For fiscal year 2002, the Company paid fees and expenses to Stonebridge approximating $628,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations from reporting persons that no Form 5 is required, the Company believes that all reporting persons filed on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the most recent fiscal year, with the following exceptions.

C. Thomas Johns and Gary A. Siskowski each filed a late Form 3 reporting their respective beneficial ownership of the Company’s equity securities upon becoming executive officers of the Company in 2001.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Stockholder proposals intended to be presented at next year’s annual meeting of stockholders must be in writing and be received by the Company at its principal executive offices (i) no later than December 19, 2003 (to be considered for inclusion in next year’s proxy materials) and (ii) in accordance with the advance notice provision in the Company’s by-laws that is summarized below.

The Company’s by-laws set forth notice procedures applicable in order for stockholder proposals and nominations to be considered at meetings of stockholders. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days prior to the meeting, except that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2002, filed with the Securities and Exchange Commission, may be obtained, without charge, by writing to Mark L. Smith, Nabi Biopharmaceuticals, 5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487. The Form 10-K is also available free of charge through the Company’s Internet website at http://www.nabi.com.

OTHER MATTERS

The Board of Directors is not aware of any other matter that will be considered at the Annual Meeting. However, if any such matter comes before the Annual Meeting, the persons named in the accompanying Proxy Card intend to vote in accordance with their best judgment.

The Company will bear the costs of soliciting proxies from its stockholders. In addition to soliciting proxies by mail, directors, officers, and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward solicitation materials to beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable expenses incurred by them in connection therewith.

By order of the Board of Directors,

Constantine Alexander

Secretary

April 17, 2003

Appendix A

NABI

EMPLOYEE STOCK PURCHASE PLAN

(as adopted by the shareholders of Nabi on May 26, 2000 and

subsequently amended effective May 31, 2000 and June 1, 2001)

1.    Purpose

The Nabi Employee Stock Purchase Plan (the “Plan”) is intended to provide employees of Nabi (the “Company”) an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company (“Common Stock” or “Stock”). It is the intention of the Company to have the Plan qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of such section of the Code.

2.    Eligibility

Any employee of the Company is eligible to participate in the Plan provided he or she (i) is employed by the Company on the Offering Commencement Date (as defined in Section 3 of this Plan) or, if such date is not a regular business day for the Company, the first regular business day of the Company after the Offering Commencement Date, and (ii) is employed by the Company as of the date(s) each payroll deduction made in accordance with Section 4 of this Plan is made.

Notwithstanding the foregoing, no employee will be eligible to participate in the Plan if (i) immediately after the grant of an option, the employee would own stock or hold outstanding options to purchase stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company, or (ii) the grant of the option would permit the participant’s rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

For purposes of this Section 2, the rules of Section 424(d) of the Code shall apply in determining stock ownership of an employee, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee.

3.    Offering Periods

Under the Plan, there will be two six-month offering periods per year, provided however that the initial offering period shall be five months in duration. The initial offering of Common Stock under the Plan shall begin on July 1, 2000 (and such date shall be deemed to be the Offering Commencement Date for such initial offering) and will end on November 30, 2000 (and such date shall be deemed to be the Offering Termination Date for such initial offering). Each subsequent offering of Common Stock (an “Offering”) will begin on June 1 and December 1 of a calendar year (each an “Offering Commencement Date”), and will end on each of November 30 and May 31, respectively (each an “Offering Termination Date”). The first such six-month Offering shall begin on December 1, 2000.

4.    Participation

(a)    An eligible employee may elect to participate in any Offering by having payroll deductions made in accordance with Section 4(b) hereof over the six-month period commencing on the Offering Commencement Date (a “Plan Period”). An eligible employee whose employment with the Company commences after the Offering Commencement Date in any Plan Period may elect to participate in the next following Plan Period, but shall not be entitled to participate in the Offering that is in progress on the date his or her employment with the Company begins.

(b)    An eligible employee may participate in any Offering by completing an authorization form for payroll deductions and filing it with the Company no later than a date prior to the Offering Commencement Date for the Offering designated by the Administrator (as defined in Section 10) or, in the absence of such a designation, the date five business days before the Offering Commencement Date. Payroll deductions will be spread evenly over the Plan Period or such shorter period during which an eligible employee may participate in the Plan, as provided in this Section 4. An eligible employee electing to participate in the Plan by means of payroll deductions for a particular Plan Period may not alter the rate of payroll deductions more than one time during the period. All such payroll deductions shall be credited to the participant’s account under the Plan. Employees on leave of absence for a period not exceeding 90 days will be permitted to continue participating in the Offering, if they continue making periodic payments to the Company. Each authorization form filed by an eligible employee is of a continuing nature and shall apply to all subsequent Offerings for which the employee is eligible unless and until revoked or replaced by the employee.

(c)    In no event shall the aggregate of all payroll deductions made with respect to a single Plan Period for an eligible employee be less than five dollars ($5) nor more than ten percent (10%) of the employee’s base pay earned during the Plan Period. For purposes of the Plan, “base pay” means regular salary or straight time earnings, excluding commissions, overtime payments, bonuses, nonrecurring payments, and incentive or contingent payments.

5.    Option Grant and Price

(a)    A participant’s authorization for payroll deductions for any Offering shall become effective as of the Offering Commencement Date or, if applicable, the date upon which he or she elects to participate as permitted in Section 4, and the participant shall be deemed to have been granted an option as of the applicable date to purchase as many shares (including fractional shares) of Common Stock as can be purchased with the payroll deductions credited to his or her account during the Offering.

(b)    The option price of Common Stock for any Offering will be equal to the lower of 85 percent of the last sale price of the Stock on the Nasdaq National Market on (i) the day immediately prior to the Offering Commencement Date or (ii) the day immediately prior to the Offering Termination Date for the Offering or, in either case, if no trading occurred in the Stock on the Nasdaq National Market on such date, then the next prior business day on which trading occurred in the Stock on the Nasdaq National Market.

6.    Withdrawal

(a)    A participant may withdraw payroll deductions credited to his or her account for any Offering by giving written notice to the Company at any time up to a date prior to the Offering Termination Date designated by the Administrator (as defined in Section 10). Upon notice of withdrawal, all of the participant’s payroll deductions for the offering will be paid promptly without interest, and no further payroll deductions will be made. A participant who withdraws from an Offering cannot participate again in that Offering, but can participate in any other Offering for which he or she is eligible.

(b)    Upon termination of a participant’s employment for any reason other than death, the payroll deductions credited to the participant’s account will be returned to the participant without interest. If the participant dies after termination of employment, such amount shall be returned to the person or persons entitled thereto under Section 11; provided however, that the foregoing shall not require the return of payroll deductions to a participant whose employment is terminated effective September 6, 2001 in connection with the sale of certain assets to CSL Limited and who commences employment with CSL Limited as of September 6, 2001.

(c)    Upon termination of a participant’s employment because of death, the participant’s beneficiary will have the right to elect, by written notice given to the Company within the 30-day period commencing with the date of the death of the participant, either (i) to withdraw all of the payroll deductions credited to the participant’s account under the Plan, or (ii) to exercise the participant’s option on the Offering Termination Date for the purchase of the number of shares (including fractional shares) of Common Stock which the accumulated payroll deductions in his or her account will purchase at the applicable option price. In the event that no written notice of election is received by the Company, the beneficiary will be deemed to have elected to withdraw the accumulated payroll deductions credited to the participant’s account at the date of the participant’s death and such amount will be paid promptly to the beneficiary without interest.

(d)    Notwithstanding any other provision of the Plan to the contrary, each participant with a positive account balance as of September 6, 2001, whose employment with the Company is terminated effective September 6, 2001 in connection with the sale of certain assets to CSL Limited, who commences employment with CSL Limited as of September 6, 2001 and who does not withdraw the payroll contributions credited to his or her account, shall not cease to participate in the Plan by reason of his or her employment termination.

7.    Exercise of Option

Unless a participant gives written notice to the Company as provided in Section 6(a), an option for the purchase of Common Stock with payroll deductions for any Offering will be deemed to have been exercised automatically on the Offering Termination Date for the Offering for the number of shares (including fractional shares) of Common Stock which the accumulated payroll deductions in the participant’s account on that date will purchase at the applicable option price.

8.    Delivery

As promptly as practicable after the Offering Termination Date for any Offering, the Company will deliver to each participant, as appropriate, the Common Stock purchased upon the exercise of his or her option.

9.    Stock

(a)    The maximum number of shares of Common Stock which may be made available for purchase under the Plan shall be 500,000 shares, subject to adjustment upon changes in the capitalization of the Company. Shares shall be made available from authorized, unissued and reserved Common Stock of the Company. If the total number of shares for which options are exercised for any Offering exceeds the number of shares available, the Company will make a pro rata allocation of the shares available in as nearly uniform a manner as practicable and as the Company may determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned as promptly as possible, without interest.

(b)    The participant will have no interest in Stock covered by an option until such option has been exercised.

(c)    Stock to be delivered to a participant with respect to any Offering under the Plan will be registered in the name of the participant or, if the participant so directs by written notice to the Company before the Offering Termination Date, in the names of the participant and such other person as may be designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

(d)    The Board of Directors may, in its discretion, require as conditions to the exercise of any option, that either (i) a registration statement under the Securities Act of 1933, as amended, with respect to shares covered by the option shall be effective, or (ii) the participant shall represent, in such form and manner as the Company may determine, that it is the participant’s intention to purchase the shares only for investment. The participant shall deliver to the Company such certificates and other documents as may be requested by the Company in order to evidence compliance with applicable state and federal securities regulations.

10.    Administration

The Plan initially shall be administered by the Company’s President or the President’s designee (the “Administrator”). The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Administrator, subject, however, to the final determination of the Board of Directors of the Company. Determinations made by the Administrator and approved by the Board of Directors with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their legal representatives and any other persons under the Plan. Any rule or regulation adopted by the Administrator shall remain in full force and effect unless and until altered, amended or repealed by the Board of Directors.

11.    Designation of Beneficiary

A participant may file a written designation of a beneficiary to receive any Stock or cash in the event of the participant’s death. Any designation of a beneficiary may be changed by the participant at any time by written notice to the Administrator. Upon the death of a participant and upon receipt by the Administrator of proof of the identity and existence at the time of the participant’s death of a beneficiary validly designated under the Plan, the Company will deliver such Stock or cash to the participant’s beneficiary. In the event that no beneficiary survives the participant, the Company will deliver such Stock or cash to the executor or administrator of the participant’s estate. If no executor or administrator has been appointed to the knowledge of the Administrator, the Company, in its discretion, may deliver such Stock or cash to the spouse or to any one or more dependents of the participant as the Administrator may designate. No beneficiary shall, prior to the death of the participant, acquire any interest in any Stock or cash credited to the participant under the Plan.

12.    Transferability

Neither contributions credited to a participant’s account nor any rights with regard to the exercise of an option or the receipt of Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by a participant. Any such assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such an act as an election to withdraw funds in accordance with Section 6.

13.    Use of Funds

All payroll deductions received or held by the Company under the Plan will be general assets of the Company and may be used for any corporate purpose. The Company shall not be obligated to segregate such payroll deductions.

14.    Effect of Changes in Common Stock

If the Company subdivides or reclassifies Common Stock which has been or may be optioned under the Plan, or declares any dividend payable in shares of Common Stock, or takes any other action of a similar nature affecting such Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and with respect to any individual participant) will be adjusted accordingly and, in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to the option and the option price per share shall be adjusted to the extent determined by the Board of Directors, upon the recommendation of the Administrator, to be necessary to preserve unimpaired and undiluted the rights of the holder of such option.

15.    Amendment

(a) By the Board.    The Board of Directors of the Company may at any time amend the Plan; provided, however, that the Board may not make any change in any option previously granted which would adversely affect the rights of any participant.

(b) By the Chief Executive Officer.    The Chief Executive Officer of the Company may at any time amend the Plan; provided, however, that said officer may not make any change in any option previously granted which would adversely affect the rights of any participant, and provided further that said officer may not by any such amendment impose a material cost upon the Company without the prior written approval of the Board of Directors of the Company.

(c) Shareholder Approval Required for Certain Amendments.    No amendment may be made without prior approval of the holders of a majority of the shares of Common Stock of the Company issued, outstanding and entitled to vote if such amendment would:

(i) require	the sale of more shares of Stock than are authorized under Section 9 of the Plan; or

(ii) permit	payroll deductions at a rate in excess of 10 percent of a participant’s base pay.

16.    Discontinuance or Termination

The Plan shall terminate on the Offering Termination Date on which the number of shares for which options are exercised exceeds the number of shares available for the Offering. The Board of Directors may at any other time terminate the Plan. No discontinuance or termination may affect options previously granted except as provided herein.

17.    Notices

All notices or other communications by a participant to the Company under the Plan shall be deemed to have been duly given when received by the Company.

18.    Merger or Consolidation

In the event of a merger or consolidation to which the Company is a party (other than a merger or consolidation in which shareholders of the Company immediately prior to the merger or consolidation shall immediately following the merger or consolidation own securities in the resulting corporation having the right to cast more than 50% of the votes necessary to elect a majority of the Directors of the resulting corporation), or in the event of a sale or transfer of all or substantially all of the Company’s assets, the Plan shall terminate and the date of such merger, consolidation, sale or transfer shall be the Offering Termination Date for the Plan Period within which such event occurs. To the extent of payroll deductions credited to each participant’s account on the Offering Termination Date, the holder of each option then outstanding shall be deemed to have exercised the option and shall be entitled to receive, as nearly as reasonably may be determined, the securities or property to which a holder of Common Stock was entitled immediately prior to the merger, consolidation, sale or transfer. The Board of Directors shall take such steps in connection with any merger, consolidation, sale or transfer as it may deem necessary to insure that the provisions of Section 14 will thereafter be applicable, as nearly as reasonably possible, to such securities or property.

19.    Approval of Stockholders

The Plan shall be effective when approved by the holders of a majority of the shares of Common Stock of the Company present and entitled to vote either at the next annual meeting of stockholders, a special meeting in lieu of the annual meeting, or a special meeting of holders of Common Stock called, at least in part, to act upon the Plan, provided, that a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan.

20.    Participant and Employee Rights

The Plan shall not be deemed to give any participant or any employee the right to be retained in the employ of the Company, or to confer on or create in any participant or any employee any rights, legal or equitable, except such as are expressly set forth herein.

21.    Governing Law

The Plan shall be construed, and the rights and liabilities of all persons under the Plan shall be determined, in accordance with the laws of the State of Delaware, to the extent not superseded by federal law.

Appendix B

AUDIT COMMITTEE CHARTER

The Audit Committee has been established by the Board of Directors of Nabi Biopharmaceuticals (the “Company”) for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

The Audit Committee shall be comprised of at least three Directors who meet the independence, education and experience requirements of the Securities Exchange Act of 1934 and the Nasdaq National Market, Inc. (“Nasdaq”), as in effect from time to time. Except as the Board of Directors may otherwise determine, the Audit Committee shall make its own rules for the conduct of its business, but unless otherwise permitted by the Board, its business shall be conducted as nearly as may be in the same manner as the By-laws of the Company provide for the conduct of business by the Board of Directors.

The duties of the Audit Committee shall be as follows:

1.    The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any public accounting firm engaged by the Company (including resolution of disagreements between management and such firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and each such firm shall report directly to the Audit Committee.

2.    The Audit Committee shall monitor the independence of the Company’s accountants, including any relationship or services that may impact the objectivity and independence of the Company’s accountants and shall obtain a written statement from the Company’s accountants delineating all relationships between the accountants and the Company consistent with the requirements of Nasdaq. The Audit Committee (or one or more designated members thereof) shall pre-approve all auditing and non-audit services (except de minimis non-audit services and auditing services within the scope of an approved engagement of the accountant) provided to the Company by the accountant. These accountants shall be ultimately accountable to the Board of Directors of the Company and the Audit Committee as representatives of the stockholders.

3.    The Audit Committee shall review the Company’s financial statements to be filed with the Securities and Exchange Commission and the results of any independent audit thereof, including the adequacy of internal controls and financial accounting policies. The Audit Committee shall review management’s assessment of the effectiveness of the internal control structure and procedures of the Company for financial reporting and the auditor’s attestation and report on the assessment made by management. The Audit Committee shall review and discuss the Company’s annual audited financial statements with management and shall recommend to the Board of Directors whether these financial statements should be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

4.    The Audit Committee shall review reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, including the disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, to the extent required by the rules and regulations of the Securities and Exchange Commission and Nasdaq.

5.    The Audit Committee shall review and approve all related-party transactions to the extent required by Nasdaq.

6.    The Audit Committee shall establish procedures for:

(a)	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, and

(b)	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

7.    The Audit Committee shall oversee or conduct special investigations or other functions at the request of the Board of Directors.

The Audit Committee shall have the authority to engage, and to determine appropriate compensation for, independent counsel and other advisers, as it determines necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to any public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee as provided in this charter. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet as a separate Committee at least four times per year and as often as it deems necessary to carry out its duties. The Audit Committee shall make regular reports to the Board of Directors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

B-2

[NABI BIOPHARMACEUTICALS LOGO]                 You have the option of voting using any of the following methods:
5800 Park of Commerce Boulevard, N.W.
Boca Raton, FL 33487                           VOTE BY INTERNET -- www.proxyvote.com
                                               Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your
AUTO DATA PROCESSING                           records and to create an electronic voting instruction form.
INVESTOR COMM SERVICES
51 MERCEDES WAY                                VOTE BY PHONE -- 1-800-690-6903
EDGEWOOD, NY                                   Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.
11717                                          Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

                                               VOTE BY MAIL --
                                               Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Nabi Biopharmaceuticals, c/o ADP, 51 Mercedes Way,
                                               Edgewood, NY 11717.

                                               NOTE: IF YOU VOTE BY INTERNET OR TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR
                                               PROXY CARD.

                                               THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED. IF NO
                                               SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR ALL NOMINEES FOR DIRECTOR AND
                                               FOR PROPOSAL 2.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X                                     KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 DETACH AND RETURN THIS PORTION ONLY
                                     THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
====================================================================================================================================
Nabi Biopharmaceuticals

Vote on Directors

1.  For the election of all nominees listed below              For   Withhold   For All     To withhold authority to vote, mark
    (except as indicated):                                     All      All     Except      "For All Except" and write the nominee's
                                                                                            number on the line below:
    01) David L. Castaldi       05) Richard A. Harvey, Jr.     [ ]      [ ]       [ ]
    02) Geoffrey F. Cox, Ph.D.  06) Linda Jenckes                                           ----------------------------------------
    03) George W. Ebright       07) Thomas H. McLain
    04) David J. Gury           08) Stephen G. Sudovar

Vote on Proposal 2

2.  For the proposal to approve an amendment to       For   Against     Abstain
    the Company's 2000 Employee Stock Purchase
    Plan.                                             [ ]     [ ]         [ ]

Please be sure to sign and date this Proxy. In signing, please                             AUTO DATA PROCESSING
write name(s) exactly as appearing in the imprint on this card.                            INVESTOR COMM SERVICES
For shares held jointly, each joint owner should sign. If signing                          51 MERCEDES WAY
as executor, or in any other representative capacity, or as an                             EDGEWOOD, NY
officer of a corporation, please indicate your full title as such.                         11717

-----------------------------------------------------        -----------------------------------------------------

-----------------------------------------------------        -----------------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]      Date                 Signature (Joint Owners)                Date

====================================================================================================================================

--------------------------------------------------------------------------------

================================================================================

                                REVOCABLE PROXY
                            Nabi Biopharmaceuticals
            5800 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
                  Annual Meeting of Stockholders May 16, 2003
 This Proxy is Solicited on Behalf of the Board of Directors, which Recommends
                   Approval of the Proposals Contained Herein

The undersigned hereby appoint(s) C. Thomas Johns, Anna E. Mack and Mark L.
Smith, and each of them, as Proxies of the undersigned, with full power of substitution, to vote, as designated herein, all shares of stock that the undersigned would be entitled to vote if personally present at the Annual
Meeting of Stockholders of Nabi Biopharmaceuticals, to be held Friday, May 16,
2003 at 10:00 A.M. at the Embassy Suites Hotel, 661 N.W. 53rd Street, Boca
Raton, Florida, and all adjournments thereof (the "Meeting"). The undersigned acknowledges receipt of the Company's Proxy Statement. The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth herein, as may properly come before the Meeting for which the
Company did not receive proper notice in accordance with its by-laws; (ii) with respect to the election of directors in the event that any of the nominees is unable or unwilling, with good cause, to serve; and (iii) with respect to such other matters upon which discretionary authority may be conferred.

   If shares of the Company's Common Stock are issued to or held for the account of the undersigned under the employee plans and voting rights attach to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of the Company's Common Stock in the undersigned's name and/or account under such
Voting Plan in accordance with the instructions given herein, at the Annual
Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

================================================================================